EXHIBIT 10.1

Second Amendment to
Management Agreement

This Second Amendment to Management Agreement (the “Amendment”) is entered into effective as of June 30, 2014 (the “Effective Date”), by and between Orchid Island Capital, Inc., a Maryland corporation (the “Company”), and Bimini Advisors, LLC, a Maryland limited liability company (“Manager”).

W I T N E S S E T H:

Whereas, the Company and the Manager entered into a Management Agreement effective as of February 20, 2013 and the First Amendment to Management Agreement effective as of April 1, 2014 (collectively, the “Agreement”).  (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement); and

Whereas, pursuant to the Agreement, the Company has retained the Manager to administer the business activities and day-to-day operations of the Company and to perform services for the Company in the manner and on the terms set forth in the Agreement; and

Whereas, Section 7(c)(iv) of the Agreement provides that the Company shall be obligated to reimburse the Manager for the Company’s allocable share of the compensation of its Chief Financial Officer commencing on July 1, 2014 for each calendar quarter thereafter; and

Whereas, the Company and the Manager now desire to amend Section 7(c)(iv) of the Agreement to provide that the Company shall not be obligated to reimburse the Manager for its allocable share of the bonus of the Company’s Chief Financial Officer.

Now, Therefore, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties hereby amend and modify the Agreement in the manner set forth below:

1. Section 7(c)(iv) of the Agreement is hereby deleted and replaced by the following:

“(iv)           the Company’s allocable share of the compensation of its Chief Financial Officer, including, without limitation, annual base salary, any related withholding taxes and employee benefits, based on the percentage of time spent on the Company’s affairs.”

2. This Amendment constitutes an amendment or modification of the Agreement that is entered into pursuant to Section 16(d) of the Agreement.

3. Except as set forth in this Amendment, the parties acknowledge and agree that all other terms of the Agreement shall remain in full force and effect.

4. All prior agreements, promises, representations, or statements, whether oral or in writing, regarding this Amendment are merged and integrated herein.  This Amendment and the Agreement, as so amended, constitute the entire agreement with respect to the subject matter hereof.  No amendments, waivers or modifications to the terms of the Agreement shall be valid unless set forth in writing and signed by the Company and the Manager.

5. This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which taken together shall constitute a single agreement.

In Witness Whereof, the parties hereto have executed this Amendment as of the date first written above.

ORCHID ISLAND CAPITAL, INC.

By:           /s/ Robert E. Cauley
Name:    Robert E. Cauley
Title:     Chief Executive Officer

BIMINI ADVISORS, LLC

By:           /s/ G. Hunter Haas, IV
Name:       G. Hunter Haas, IV
Title:         Chief Financial Officer, Chief Investment Officer and Secretary

Signature Page to Second Amendment to Management Agreement